UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2011

GRUBB & ELLIS COMPANY
 (Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 North Tustin Avenue, Suite 300, Santa Ana, California	92705
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 667-8252

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 8, 2011, Grubb & Ellis Company (the “Company”) commenced a solicitation of consents (the “Consent Solicitation”) from the holders of its 7.95% Senior Convertible Notes Due 2015 (the “Notes”). The Company is seeking consents to proposed amendments to certain provisions in the Indenture, dated as of May 7, 2010 (the “Indenture”), between the Company as issuer and U.S. Bank National Association as trustee (the “Trustee”), which governs the Notes. The Consent Solicitation will expire at 5:00 p.m., New York City time, on March 21, 2011 (the “Expiration Date”), unless extended by the Company.

The terms and conditions of the consent solicitation are described in the Consent Solicitation Statement, dated March 8, 2011, and related Letter of Consent distributed to the holders of the Notes (collectively, the “Consent Solicitation Materials”). Pursuant to the Consent Solicitation Materials, the Company proposes to amend certain provisions set forth in Section 9.01 (Events of Default) of the Indenture, specifically Sections 9.01(h), (i) and (j) of the Indenture, to provide that Daymark Realty Advisors, Inc. and NNN Realty Advisors, Inc., subsidiaries of the Company (and each of such subsidiaries’ direct and indirect subsidiaries) would be excluded from the determination of an event of default under such provisions of the Indenture. The proposed amendments require the consent of the holders of a majority-in-interest of the principal amount of the Notes outstanding as of the Record Date (the “Required Holders”).

As of March 7, 2011, which the Company has fixed as the record date for determining the holders entitled to give consents (the “Record Date”), the aggregate principal amount of the Notes issued and outstanding was $31,500,000. Consenting holders of the Notes are being offered a fee (the “Consent Fee”) payable in unregistered shares of common stock, par value $0.01 per share, of the Company (the “Restricted Stock”), in amount equal to 36.0360 shares of Restricted Stock per $1,000 principal amount of Notes. Fractional shares will be rounded to the nearest whole number. The Consent Fee is equal to approximately four percent (4%) of the principal amount of the Notes (per $1,000) based on the ten (10) day volume weighted average closing price of the Company’s common stock for the ten (10) trading day period ending on the Record Date.

Only holders of record of the Notes as of the close of business on the Record Date are eligible to deliver consents to the proposed amendment in the Consent Solicitation. The supplemental indenture will not be effective and the Company will not pay the Consent Fee unless the Consent has been executed by the Required Holders. The Company intends to execute the supplemental indenture reflecting the proposed amendments to the Indenture promptly following the receipt of the consents of the Required Holders, which may occur prior to the Expiration Date. If the Consent is approved by the Required Holders and the supplemental indenture is executed, the supplemental indenture will be binding on all holders, and any holders that do not consent prior to the Expiration Date will not be entitled to receive the Consent Fee. The Company expects to pay the Consent Fee promptly after the Expiration Date. Consents with respect to the Notes may not be revoked after the time and date on which the requisite consents from the Required Holders are received by the Company and the Company enters into the supplemental indenture. The Consent Solicitation does not affect the ability of a holder to convert its Notes pursuant to the terms of the Indenture or any other rights of the holder under the Indenture.

The Company intends to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) for the benefit of each person to whom a Consent Fee is paid and Restricted Stock is issued. Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the “Commission”) a shelf registration statement registering the resale of the Restricted Stock on or before the earlier of (i) one business day after the Company files its Form 10-K for the year ended December 31, 2010 (“Form 10-K”) with the Commission and (ii) April 15, 2011 (the “Filing Date”), and to use commercially reasonable efforts to cause the shelf registration statement to become effective within 30 days after the earlier of (x) the date the shelf registration statement is filed or (y) the Filing Date (or within 75 days of (x) the date the shelf registration statement is filed or (y) the Filing Date if the registration statement is reviewed by the Commission). The Company will use its commercially reasonable efforts to keep the shelf registration statement effective until the earlier to occur of: (x) the date all of the Restricted Stock has been sold pursuant to the shelf registration statement under the United States Securities Act of 1933 (as amended from time to time, the “Securities Act”), (y) the one-year anniversary of the latest issue date of Restricted Stock in respect of this Consent Solicitation, and (z) the date all such Restricted Stock has been sold pursuant to Rule 144. If the Company defaults on its registration obligations under the registration rights agreement, it will have to pay the holder cash in an amount that shall accrue at a rate of 2.0 % per month on the average daily aggregate market value of the Restricted Stock issued as payment of the Consent Fee, determined daily by multiplying the amount of such Restricted Stock by $1.11 per share, until all such registration defaults are cured.

The Consent Solicitation is not being made to, and a consent form will not be accepted from or on behalf of, (i) any holders (or beneficial owners) that are not accredited investors (within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act, or (ii) holders in any jurisdiction in which the making or acceptance of the consent solicitation would not be in compliance with the laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Consent Solicitation to be made by a licensed broker or dealer, the Consent Solicitation will be deemed to be made on behalf of the Company by one or more registered brokers or dealers that are appropriately licensed under the laws of such jurisdiction.

In connection with the Consent Solicitation, MacKenzie Partners, Inc. is serving as Information and Tabulation Agent. None of the Company, its subsidiaries or affiliates, the Information and Tabulation Agent or the Trustee makes any recommendation as to whether holders of the Notes should consent or refrain from consenting to the proposed amendments to the Indenture.

This Current Report on Form 8-K does not constitute a solicitation of consents of holders of the Notes and shall not be deemed a solicitation of consents with respect to any other securities of the Company. The Consent Solicitation will be made solely pursuant to the Consent Solicitation Materials and the execution of the proposed supplemental indenture is subject to customary terms and conditions. No assurance can be given that any such amendment can or will be completed on terms that are acceptable to the Company, or at all.

This Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Restricted Stock, nor shall there be any offer, solicitation or sale of such securities in any state in which such offer, solicitation or sale would be unlawful. The shares of Restricted Stock have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

By: /s/ Michael J. Rispoli
Michael J. Rispoli
Executive Vice President and
Chief Financial Officer

Dated: March 8, 2011

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